UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 11, 2018

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34949	980597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2018 Arbutus entered into an agreement with Roivant Sciences Ltd. (“Roivant”) to launch Genevant Sciences Ltd. (“Genevant”), a jointly-owned company solely focused on the discovery, development, and commercialization of novel RNA-based therapeutics enabled by Arbutus’ lipid nanoparticle (“LNP”) and ligand conjugate delivery technologies (collectively, the “Delivery Technologies or the Platforms”).  In connection with the formation of Genevant, Arbutus, Roivant and Genevant have entered into a Master Contribution and Share Subscription Agreement (the “Master Agreement”), a Shareholders Agreement (the “Shareholders Agreement”), and a Cross License Agreement (the “Cross License Agreement”), each dated April 11, 2018 and collectively referred to as the Principal Transaction Agreements.

Arbutus will license rights to its LNP and ligand conjugate delivery platforms to Genevant.  Genevant will develop products and pursue industry partnerships to build a diverse pipeline of RNA-based therapeutics, apart from HBV applications to which Arbutus continues to hold exclusive rights. Genevant aims to clinically advance multiple RNA-based programs that target a range of genetic disorders with limited-or-no treatment options. Arbutus and Roivant (collectively, the “Partners”) are committed to supporting Genevant in pursuit of R&D, clinical development and partnerships to advance the Delivery Technologies through the clinical capabilities, expertise, and resources of both Partners being made available to Genevant.

Arbutus will retain all rights to the LNP and conjugate delivery platforms for HBV, and will be entitled to a tiered royalty from Genevant on future sales of products enabled by those delivery platforms. Arbutus will also retain the entirety of its royalty entitlement on the commercialization of Alnylam’s patisiran, which could see regulatory approval as early as the second half of 2018.

Master Agreement

Pursuant to the Master Agreement, concurrent with the signing of the Master Agreement (i) Roivant agreed to make a cash contribution of $22,500,000 (the “Subscription Price”), and assign certain employment agreements, in each case, to Genevant in exchange for 22,499,900 common shares of Genevant (the “Subscription Shares”), which, together with Roivant’s existing ownership of 100 common shares of Genevant, would give Roivant ownership of 22,500,000 common shares of Genevant, and (ii) Arbutus agreed to contribute the LNP Assets (as defined in the Master Agreement) to Genevant in exchange for 22,500,000 common shares of Genevant (the “Contribution Shares”).  As a result of the consummation of the respective contributions to Genevant, upon the signing of the Master Agreement, each of Roivant and Arbutus own 50% of the outstanding common shares of Genevant.

The Master Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Subject to certain exceptions and limitations, each party is obligated to indemnify the other parties, as applicable, for breaches of representations, warranties and covenants, as set forth in the Master Agreement. The Master Agreement may be terminated by mutual written consent of the parties and may be terminated unilaterally by a party under circumstances specified in the Master Agreement.

Shareholders Agreement

Pursuant to the terms of the Master Agreement, on April 11, 2018, Roivant, Genevant and Arbutus entered into a shareholders agreement (the “Shareholders Agreement”) at Closing. Under the Shareholders Agreement, Roivant, Genevant and Arbutus have agreed to certain voting, governance and registration rights in favor of Roivant and Arbutus. Additionally, each of Roivant and Arbutus, as well as any person who becomes a shareholder of Genevant, are subject to certain transfer restrictions with respect to the common shares of Genevant held by them.

Cross License Agreement

Pursuant to the terms of the Master Agreement, on April 11, 2018, Genevant and Arbutus entered into a cross license agreement (the “Cross License Agreement”) pursuant to which Arbutus grants to Genevant a worldwide, exclusive (unless unavailable, then non-exclusive) and sublicensable license to Arbutus’s intellectual property relating to the LNP technology and ligand conjugate delivery technology for use by Genevant (subject to certain use and field limitations), and Genevant grants to Arbutus a worldwide exclusive and sublicensable license to any intellectual property that is owned or licensed by Genevant for use by Arbutus in the field of HBV.

Arbutus will retain 100% of its royalty entitlement on the commercialization of Alnylam Pharmaceuticals’ patisiran product, which could see regulatory approval as early as the second half of 2018. Further, Arbutus is entitled to a low single-digit tiered royalty on future sales of products that are enabled by the Delivery Technologies and commercialized by Genevant. In addition to a license to the Delivery Technologies described above, Arbutus will also contribute an experienced workforce and lab equipment, and will enter into a sublease with Genevant for a portion of its Burnaby facilities.  Roivant has committed a total of $37.5 million in cash funding to Genevant. Roivant will contribute an initial $22.5 million in funding to operate Genevant, with Roivant and Arbutus each receiving 50% ownership of Genevant.  Roivant has an obligation to contribute a second tranche of funding of $15 million (at a predetermined, stepped-up, valuation) to be provided based on certain triggering criteria, but no later than 18 months from April 11, 2018. Further, equity ownership, in the form of stock options, will be reserved for issuance under an equity incentive plan for executives and employees.

The foregoing descriptions of the Master Agreement and related agreements do not purport to be complete, and are qualified in their entirety by reference to the Master Agreement.

Under the Canadian related party rules, this transaction constitutes a “related party transaction” and, under Arbutus’ Related Persons Transaction Policy adopted by the Board on December 7, 2016, constitute a “Covered Transaction” (being certain “transactions with related persons” as that term is defined in Item 404 of Regulation S-K of the Exchange Act). Accordingly, the Board approved the formation of a Special Committee of independent directors, comprised of Daniel Burgess (Chair), Richard Henriques, and Herbert Conrad (the “Special Committee”) to ascertain whether it would be in the best interests of the Company to enter into these agreements with Roivant, and to provide a recommendation to the Board in that regard. MTS Health Partners served as financial advisor for the Special Committee of the Board of Directors of Arbutus and has provided a fairness opinion to the Special Committee.

Item 8.01. Other Events.

Genevant’s principal operating company will be in Basel, Switzerland. Genevant intends to establish its US headquarters in Cambridge, Massachusetts. Genevant will establish its R&D Center of Excellence in Burnaby, British Columbia that will include a team of core scientists from Arbutus that join Genevant as part of the transaction. This scientific team comes with decades of experience in developing LNP and LNP-enabled products.

On April 11, 2018, Arbutus issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements and Information

This Form 8-K and the appending press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include, without limitation, statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," “is committed,” “will pursue,” “will build,” “aims,” and similar expressions, and the negative of such expressions. These statements are only predictions.

Forward-looking statements should be considered carefully. Undue reliance should not be placed on forward-looking statements and information as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements and information involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, which contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements and information will not occur and may cause actual results or events to differ materially from those anticipated in such forward-looking statements and information.

There are known and unknown risk factors which could cause Arbutus' or Genevant’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Genevant may not produce the expected level of value for Arbutus and its shareholders, if at all; expected payments, financings, and royalties may not be as large or as timely as expected, if at all; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus and Genevant may not receive the necessary regulatory approvals for the clinical development of their products on a timely basis, if at all; key management personnel may become unavailable; Genevant may need to shift operating centres; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

As closing of the transaction is contemplated as soon as practicable, this could result in Arbutus’ material change report being filed with the Canadian securities regulators less than 21 days before completion of the transaction.  In such a circumstance, Arbutus is required, under MI 61-101, to explain why a shorter period of time is reasonable or necessary in the circumstances. Arbutus believes that a shorter period is both reasonable and necessary given its assessment that closing of the transaction as soon as practicable is in the best interests of Arbutus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

         99.1 Joint Press Release of Arbutus Biopharma Corporation and Roivant Sciences Ltd., dated April 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: April 12, 2018	By:	/s/ Koert VandenEnden
Koert VandenEnden
Interim CFO